UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 19, 2021
___________________________________________________________________

COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVLG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Covenant Logistics Group, Inc., a Nevada corporation (the “Company”), was held on Wednesday May 19, 2021. Three proposals were voted on at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 16, 2021. The final results for the votes regarding each proposal are set forth below.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their successors are duly elected and qualified:
Nominee	For	Withheld	Broker Non-Votes
Robert E. Bosworth	15,219,455	533,857	1,993,595
D. Michael Kramer	15,610,440	142,872	1,993,595
Bradley A. Moline	12,122,504	3,630,808	1,993,595
David R. Parker	15,370,107	383,205	1,993,595
Rachel Parker-Hatchett	15,262,078	491,234	1,993,595
Herbert J. Schmidt	14,050,271	1,703,041	1,993,595
W. Miller Welborn	15,520,313	232,999	1,993,595

2.	The compensation of the Company’s named executive officers was approved, on an advisory and non-binding basis, as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
15,465,824	186,470	101,018	1,993,595

3.	The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, was ratified as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
17,703,467	42,923	517	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: May 24, 2021	By:	/s/ Joey B. Hogan
Joey B. Hogan
President